UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

Reneo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40315	47-2309515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18575 Jamboree Road, Suite 275-S
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 283-0280

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On May 3, 2023, Reneo Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, BofA Securities, Inc. and Piper Sandler & Co., as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”), relating to an offering (the “Public Offering”) of 6,875,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”). The Company also granted the Underwriters an option to purchase up to 1,031,250 additional Shares (the “Additional Shares”) within 30 days from the date of the Underwriting Agreement. On May 4, 2023, the Underwriters exercised the option to purchase the Additional Shares in full.

The offering price for the Shares was $8.00 per Share. Giving effect to the sale of the Additional Shares, the net proceeds to the Company from the Public Offering are expected to be approximately $58.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Public Offering is scheduled to close on or about May 8, 2023, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to certain exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of Jefferies LLC, BofA Securities, Inc. and Piper Sandler & Co. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Public Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-264616) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on May 9, 2022, and a related prospectus included in the Registration Statement, as supplemented by a final prospectus supplement dated May 3, 2023.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 1.1, and which is incorporated herein by reference. Cooley LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares in the Public Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Securities Purchase Agreement

On May 2, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Abingworth Bioventures 8 LP. (“Abingworth”).

Pursuant to the Securities Purchase Agreement, Abingworth agreed to purchase, and the Company agreed to issue to Abingworth 625,000 shares of Common Stock at the Public Offering price of $8.00 per share (the “Private Placement”). The total purchase price shall be equal to approximately $5.0 million (“Purchase Amount”). The Private Placement is scheduled to close on or about May 9, 2023, subject to customary closing conditions.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify Abingworth against certain liabilities, including liabilities under the Securities Act of 1933. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Securities Purchase Agreement, the Company has also agreed to prepare and file a registration statement with the Securities and Exchange Commission on or before June 7, 2023 to register the resale of the shares of Common Stock sold in the Private Placement. In the event that the initial registration statement has not been filed or declared effective by the SEC by the dates set forth in the Securities Purchase Agreement (the “Registration Default”), the Company has agreed to pay Abingworth 1.0% of the Purchase Amount for each 20-day period, provided that the payment shall increase by 1.0% of the Purchase Amount for each subsequent 20-day period following the initial 20-day period, or pro rata for any portion thereof, during which the Registration Default remains uncured, subject to certain limitations.

The Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The description of the Securities Purchase Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the Securities Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Securities Purchase Agreement” in Item 1.01 of this Current Report is hereby incorporated in this Item 3.02 by reference. The Private Placement will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 8.01 Other Events.

On May 3, 2023, the Company issued a press release announcing the Public Offering and the Private Placement and on May 3, 2023, the Company issued a press release announcing the pricing of the Public Offering and the Private Placement. Copies of these press releases are attached hereto as exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 3, 2023, by and among Reneo Pharmaceuticals, Inc. and Jefferies LLC, BofA Securities, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein

5.1	Opinion of Cooley LLP

10.1	Securities Purchase Agreement, dated as of May 2, 2023, by and between Reneo Pharmaceuticals, Inc. and Abingworth Bioventures 8 LP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, issued by the Company on May 3, 2023

99.2	Press Release, issued by the Company on May 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reneo Pharmaceuticals, Inc.

Date: May 5, 2023	By:	/s/ Gregory J. Flesher
Gregory J. Flesher President and Chief Executive Officer (Principal Executive Officer)